Exhibit 99.1

FOR IMMEDIATE RELEASE
August 5, 2013

Interline Brands Announces Second Quarter 2013 Sales and Earnings Results

Jacksonville, Fla. - August 5, 2013 - Interline Brands, Inc. (“Interline” or the “Company”), a leading distributor and direct marketer of broad-line maintenance, repair and operations (“MRO”) products to the facilities maintenance end-market, reported sales and earnings for the fiscal quarter ended June 28, 2013.

Second Quarter 2013 Highlights:

•	Sales increased 21.2% to $405.7 million

•	Adjusted EBITDA totaled $33.2 million, or 8.2% of sales

•	Net debt(1) as of quarter-end to last-twelve months Further Adjusted EBITDA ratio of 6.0x

•	Total liquidity as of quarter-end of $146.4 million

Michael J. Grebe, Chairman and Chief Executive Officer commented, “In the second quarter all of our end-markets grew, and Adjusted EBITDA increased nearly 7%. We continue to see growth across our facilities maintenance end-markets, and we are encouraged by current signs of a recovery in the residential market. As we look to the second half of the year, we continue to feel positive about our position in the attractive markets we serve, and will remain focused on expanding and executing our strategic growth initiatives while enhancing our scale and supply chain capabilities.”

Second Quarter 2013 Results

Sales for the quarter ended June 28, 2013 were $405.7 million, a 21.2% increase compared to sales of $334.8 million for the quarter ended June 29, 2012. On an organic sales basis, sales increased 1.8% for the quarter. Sales to our institutional facilities customers, comprising 51% of sales, increased 48.2% for the quarter, and 1.6% on an organic sales basis. Sales to our multi-family housing facilities customers, comprising 30% of sales, increased 2.4% for the quarter. Sales to our residential facilities customers, comprising 19% of sales, increased 2.0% for the quarter.

Gross profit increased $17.3 million, or 14.3%, to $138.3 million for the second quarter of 2013, compared to $121.1 million for the second quarter of 2012. As a percentage of sales, gross profit decreased 210 basis points to 34.1% compared to 36.2%. On an organic basis, gross margin decreased 40 basis points to 35.8%.

Selling, general and administrative (“SG&A”) expenses for the second quarter of 2013 increased $16.1 million, or 17.5%, to $108.1 million from $92.0 million for the second quarter of 2012. As a percentage of sales, SG&A expenses were 26.6% compared to 27.5%, a decrease of 90 basis points. On an organic basis and excluding distribution center consolidation and restructuring costs, acquisition costs and share-based compensation, SG&A as a percentage of sales increased by 20 basis points year-over-year.

Second quarter 2013 Adjusted EBITDA of $33.2 million, or 8.2% of sales, increased 6.8% compared to $31.1 million, or 9.3% of sales, in the second quarter of 2012.

Kenneth D. Sweder, President and Chief Operating Officer commented, "We continue to build on our core strengths to further improve our long-term competitiveness and to position the business for additional growth. Specifically, we are encouraged by our increased success in national accounts, which remain an important driver of our business. We are uniquely positioned to address these opportunities given our national sales and distribution footprint, the breadth and depth of our product portfolio, strong technology solutions and our commitment to best in class supply chain services. In addition, we continue to focus on capturing synergies associated with our recent acquisitions. Building on our successes to date, we expect to increase our investment in capabilities and personnel across our end-markets, with an emphasis on national accounts, residential supply chain, product expansion and key geographic areas.”

Including merger-related expenses of $0.2 million as well as increased interest expense and depreciation and amortization expense associated with the previously disclosed acquisition of Interline, net income for the second quarter of 2013 was $1.2 million compared to net income of $9.0 million for the second quarter of the comparable 2012 period.

Year-To-Date 2013 Results

Sales for the six months ended June 28, 2013 were $786.5 million, a 21.3% increase compared to sales of $648.4 million for the six months ended June 29, 2012. On an average organic daily sales basis, sales increased 2.6% for the six months ended June 28, 2013. Sales to our institutional facilities customers, comprising 51% of sales, increased 49.2% for the six months ended June 28, 2013, and 3.2% on an organic daily sales basis. Sales to our multi-family housing facilities customers, comprising 29% of sales, increased 2.2% for the six months ended June 28, 2013, and 3.0% on an average daily sales basis. Sales to our residential facilities customers, comprising 20% of sales, increased by 0.9% for the six months ended June 28, 2013, and 1.7% on an average daily sales basis.

Gross profit increased $33.4 million, or 14.1%, to $270.0 million for the six months ended June 28, 2013, compared to $236.7 million for the six months ended June 29, 2012. As a percentage of sales, gross profit decreased 220 basis points to 34.3% compared to 36.5% in the comparable 2012 period. On an organic basis, gross margin decreased 30 basis points to 36.2%.

SG&A expenses for the six months ended June 28, 2013 increased $33.7 million, or 18.4%, to $217.2 million from $183.5 million for the six months ended June 29, 2012. As a percentage of sales, SG&A expenses were 27.6% compared to 28.3%, a decrease of 70 basis points. On an organic basis and excluding distribution center consolidation and restructuring costs, acquisition costs and share-based compensation, SG&A as a percentage of sales increased by 30 basis points year-over-year.

Adjusted EBITDA of $59.4 million, or 7.6% of sales for the six months ended June 28, 2013, increased 4.2% compared to $57.0 million, or 8.8% of sales, for the six months ended June 29, 2012.

Including merger-related expenses of $1.0 million as well as increased interest expense and depreciation and amortization expense associated with the previously disclosed acquisition of Interline, net loss for the six months ended June 28, 2013 was $0.3 million compared to net income of $16.5 million for the six months ended June 29, 2012.

Operating Free Cash Flow and Leverage

Cash flow provided by operating activities for the six months ended June 28, 2013 was $0.1 million compared to $8.5 million for the six months ended June 29, 2012. Operating Free Cash Flow generated for the six months ended June 28, 2013 was $22.5 million compared to $18.9 million during the six months ended June 29, 2012.

John K. Bakewell, Chief Financial Officer commented, “Our capital structure and liquidity position continue to strengthen with cash and cash equivalents of $10 million and excess availability under the asset-based credit facility of $136 million, which represents a $15 million improvement in total liquidity compared to the first quarter. We also remain pleased with our operating free cash flow generation, which was over $22 million for the first half of the year, and our ability to reduce net debt, which declined $5 million during the quarter."

Merger

On September 7, 2012, Interline was acquired by affiliates of GS Capital Partners LP and P2 Capital Partners, LLC. The acquisition is referred to as the “Merger.” As a result of the Merger, the Company applied the acquisition method of accounting and established a new basis of accounting on September 8, 2012. Periods presented prior to the Merger represent the operations of the predecessor company (“Predecessor”) and periods presented after the Merger represent the operations of the successor company (“Successor”). The comparability of the financial statements of the Predecessor and Successor periods has been impacted by the application of acquisition accounting and changes in the Company's capital structure resulting from the Merger. See our Quarterly Report on Form 10-Q for a presentation of Predecessor and Successor financial statements.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides broad-line MRO products to a diversified facilities maintenance customer base of institutional, multi-family housing and residential customers located primarily throughout North America, Central America and the Caribbean. For more information, visit the Company's website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company's website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Interline's management uses non-US GAAP measures in its analysis of the Company's performance. Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, natural or man-made disasters, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2013 and in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2012. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend to update the information provided today prior to its next earnings release.

(1) Net debt of $785.4 million is comprised of long-term debt of $814.9 million plus $0.5 million of capital leases less cash and cash equivalents of $10.1 million and $19.9 million of unamortized fair value premium resulting from the acquisition of Interline.

CONTACT: Lev Cela
PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 28, 2013 AND DECEMBER 28, 2012
(in thousands, except share and per share data)

	June 28, 2013	December 28, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$10,112	$17,505
Accounts receivable - trade (net of allowance for doubtful accounts of $1,606 and $528)	179,648	157,487
Inventories	264,920	249,551
Prepaid expenses and other current assets	31,097	32,984
Income taxes receivable	12,535	16,643
Deferred income taxes	17,226	17,149
Total current assets	515,538	491,319
Property and equipment, net	60,387	61,747
Goodwill	501,493	501,493
Other intangible assets, net	461,054	476,888
Other assets	9,822	9,586
Total assets	$1,548,294	$1,541,033
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$125,519	$113,603
Accrued expenses and other current liabilities	47,917	49,378
Accrued interest	19,787	18,230
Current portion of capital leases	362	521
Total current liabilities	193,585	181,732
Long-Term Liabilities:
Deferred income taxes	174,808	182,164
Long-term debt, net of current portion	814,945	813,994
Capital leases, net of current portion	102	226
Other liabilities	4,828	5,447
Total liabilities	1,188,268	1,183,563
Commitments and contingencies
Stockholders' Equity:
Common stock; $0.01 par value, 2,500,000 authorized; 1,477,406 issued and outstanding as of June 28, 2013, and 1,474,465 issued and outstanding as of December 28, 2012	15	15
Additional paid-in capital	389,214	385,932
Accumulated deficit	(28,752)	(28,444)
Accumulated other comprehensive loss	(451)	(33)
Total stockholders' equity	360,026	357,470
Total liabilities and stockholders' equity	$1,548,294	$1,541,033

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 28, 2013 AND JUNE 29, 2012
(in thousands)

	Three Months Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012

Net sales	$405,706	$334,821	$786,459	$648,403
Cost of sales	267,373	213,768	516,430	411,739
Gross profit	138,333	121,053	270,029	236,664

Operating Expenses:
Selling, general and administrative expenses	108,056	91,972	217,236	183,489
Depreciation and amortization	12,694	6,351	25,052	12,659
Merger related expenses	189	2,185	972	2,185
Total operating expenses	120,939	100,508	243,260	198,333
Operating income	17,394	20,545	26,769	38,331

Interest expense	(15,779)	(6,056)	(31,603)	(12,102)
Interest and other income	271	420	801	1,012
Income (loss) before income taxes	1,886	14,909	(4,033)	27,241
Income tax provision (benefit)	714	5,888	(3,725)	10,755
Net income (loss)	$1,172	$9,021	$(308)	$16,486

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 28, 2013 AND JUNE 29, 2012
(in thousands)

	June 28, 2013	June 29, 2012
Cash Flows from Operating Activities:
Net (loss) income	$(308)	$16,486
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	25,052	12,659
Amortization of deferred lease incentive obligation	(423)	(401)
Amortization of deferred debt financing costs	1,873	701
Amortization of OpCo Notes fair value adjustment	(1,549)	—
Share-based compensation	2,532	2,668
Excess tax benefits from share-based compensation	—	(1,082)
Deferred income taxes	(7,431)	1,625
Provision for doubtful accounts	1,214	594
Gain on disposal of property and equipment	(1)	(91)
Other	(162)	(227)

Changes in operating assets and liabilities:
Accounts receivable - trade	(23,461)	(20,464)
Inventories	(15,518)	(2,253)
Prepaid expenses and other current assets	1,880	3,772
Other assets	(74)	(23)
Accounts payable	12,693	(7,765)
Accrued expenses and other current liabilities	(1,633)	848
Accrued interest	1,557	45
Income taxes	4,104	1,418
Other liabilities	(198)	(14)
Net cash provided by operating activities	147	8,496
Cash Flows from Investing Activities:
Purchases of property and equipment, net	(10,595)	(7,670)
Net cash used in investing activities	(10,595)	(7,670)
Cash Flows from Financing Activities:
Increase (decrease) in purchase card payable, net	472	(1,781)
Proceeds from ABL Facility	74,000	—
Payments on ABL Facility	(71,500)	—
Payment of debt financing costs	(178)	(1)
Payments on capital lease obligations	(282)	(354)
Proceeds from issuance of common stock	750	—
Proceeds from stock options exercised	—	2,170
Excess tax benefits from share-based compensation	—	1,082
Purchases of treasury stock	—	(1,448)
Net cash provided by (used in) financing activities	3,262	(332)
Effect of exchange rate changes on cash and cash equivalents	(207)	(11)
Net (decrease) increase in cash and cash equivalents	(7,393)	483
Cash and cash equivalents at beginning of period	17,505	97,099
Cash and cash equivalents at end of period	$10,112	$97,582

Supplemental Disclosure of Cash Flow Information:
Cash paid (received) during the period for:
Interest	$29,662	$11,277
Income tax (refunds) payments, net	$(399)	$7,681

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
THREE AND SIX MONTHS ENDED JUNE 28, 2013 AND JUNE 29, 2012
(in thousands)

Daily Sales Calculations

	Three Months Ended			Six Months Ended
	June 28, 2013	June 29, 2012	% Variance	June 28, 2013	June 29, 2012	% Variance
Net sales	$405,706	$334,821	21.2%	$786,459	$648,403	21.3%
Less acquisitions	(64,787)	—		(126,076)	—
Organic sales	$340,919	$334,821	1.8%	$660,383	$648,403	1.8%

Daily sales:
Shipping days	64	64		128	129
Average daily sales(1)	$6,339	$5,232	21.2%	$6,144	$5,026	22.2%
Average organic daily sales(2)	$5,327	$5,232	1.8%	$5,159	$5,026	2.6%
____________________
(1)Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.
(2)Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under US GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with US GAAP measures such as net sales.

EBITDA, Adjusted EBITDA, and Further Adjusted EBITDA
					Last Twelve Months Ended June 28, 2013
	Three Months Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
EBITDA
Net income (loss) (GAAP)	$1,172	$9,021	$(308)	$16,486	$(32,414)
Interest expense, net	15,766	6,053	31,579	12,091	55,859
Income tax provision (benefit)	714	5,888	(3,725)	10,755	(13,599)
Depreciation and amortization	12,694	6,351	25,052	12,659	42,937
EBITDA	30,346	27,313	52,598	51,991	52,783

EBITDA Adjustments
Merger related expenses	189	2,185	972	2,185	57,477
Share-based compensation	1,298	1,499	2,532	2,668	6,731
Loss on extinguishment of debt	—	—	—	—	2,214
Distribution center consolidations and restructuring costs	1,350	23	3,115	107	3,815
Acquisition-related costs, net	(16)	45	172	70	808
Adjusted EBITDA	$33,167	$31,065	$59,389	$57,021	123,828
Adjusted EBITDA margin	8.2%	9.3%	7.6%	8.8%	8.5%

Adjusted EBITDA Adjustments
Public company costs					184
Impact of straight-line rent expense					981
Full-year impact of acquisitions					6,873
Further Adjusted EBITDA					$131,866

We define EBITDA as net income (loss) adjusted to exclude interest expense, net of interest income; provision (benefit) for income taxes; and depreciation and amortization expense.

We define Adjusted EBITDA as EBITDA adjusted to exclude merger-related expenses associated with the acquisition of the Company by affiliates of GS Capital Partners and P2 Capital Partners; share-based compensation, which is comprised of non-cash compensation arising from the grant of equity incentive awards; loss on extinguishment of debt, which is comprised of gains and losses associated with specific significant financing transactions such as writing off the deferred financing costs associated with our previous asset-based credit facility; distribution center consolidations and restructuring costs, which are comprised of facility closing costs, such as lease termination charges, property and equipment write-offs and headcount reductions, incurred as part of the rationalization of our distribution network, as well as employee separation costs, such as severance charges, incurred as part of a restructuring; and acquisition-related costs, which includes our direct acquisition-related expenses, including legal, accounting and other professional fees and expenses arising from acquisitions, as well as severance charges, stay bonuses, and fair market value adjustments to earn-outs.

Further Adjusted EBITDA is defined as Adjusted EBITDA further adjusted to exclude equity-related public company costs, which are comprised of certain board of director fees and travel expenses, filing, listing, transfer agent, equity administration, proxy services and annual meeting of stockholder fees and estimated expenses associated with investor relations such as consultants and travel that we believe we will not need to incur after the Merger; exclude the non-cash impact on rent expense associated with the straight-line of rent expense on leases; and include the estimated Adjusted EBITDA impact of the acquisition of JanPak, Inc. as if we had acquired it on July 1, 2012, which is comprised of its estimated EBITDA for the period from July 1, 2012 to December 11, 2012 and the actual EBITDA for the period from December 12, 2012 to June 28, 2013 plus first year synergies expected to be attained.

To facilitate comparability with prior periods, EBITDA, Adjusted EBITDA and Further Adjusted EBITDA for the last twelve months ended June 28, 2013 represents combined Successor (September 8, 2012 to June 28, 2013) and Predecessor (June 30,

2012 to September 7, 2012) information. We present the combined information to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis. The combined presentation does not comply with US GAAP, but we believe this combined presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations for the last twelve months ended June 28, 2013 than a presentation of separate historical results for the Predecessor and Successor periods would provide.

EBITDA, Adjusted EBITDA and Further Adjusted EBITDA differ from Consolidated EBITDA per our asset-based credit facility agreement for purposes of determining our net leverage ratio and EBITDA as defined in our indentures. We believe EBITDA, Adjusted EBITDA and Further Adjusted EBITDA allow management and investors to evaluate our operating performance without regard to the adjustments described above which can vary from company to company depending upon the acquisition history, capital intensity, financing options and the method by which its assets were acquired. While adjusting for these items limits the usefulness of these non-US GAAP measures as performance measures because they do not reflect all the related expenses we incurred, we believe adjusting for these items and monitoring our performance with and without them helps management and investors more meaningfully evaluate and compare the results of our operations from period to period and to those of other companies. Actual results could differ materially from those presented. We believe these items for which we are adjusting are not indicative of our core operating results. These items impacted net income (loss) over the periods presented, which makes direct comparisons between years less meaningful and more difficult without adjusting for them. While we believe that some of the items excluded in the calculation of EBITDA, Adjusted EBITDA and Further Adjusted EBITDA are not indicative of our core operating results, these items did impact our income statement during the relevant periods, and management therefore utilizes EBITDA, Adjusted EBITDA and Further Adjusted EBITDA as operating performance measures in conjunction with other measures of financial performance under US GAAP such as net income (loss).

Operating Free Cash Flow

	Three Months Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Adjusted EBITDA	$33,167	$31,065	$59,389	$57,021

Change in net working capital items:
Accounts receivable	(17,155)	(11,893)	(23,461)	(20,464)
Inventories	(6,794)	4,342	(15,518)	(2,253)
Accounts payable	8,567	4,747	12,693	(7,765)
Increase in net working capital	(15,382)	(2,804)	(26,286)	(30,482)

Less capital expenditures	(6,057)	(4,349)	(10,595)	(7,670)
Operating Free Cash Flow	$11,728	$23,912	$22,508	$18,869

We define Operating Free Cash Flow as Adjusted EBITDA adjusted to include the cash provided by (used for) our core working capital accounts, which are comprised of accounts receivable, inventories and accounts payable, less capital expenditures. We believe Operating Free Cash Flow is an important measure of our liquidity as well as our ability to meet our financial commitments. We use operating free cash flow in the evaluation of our business performance. However, a limitation of this measure is that it does not reflect payments made in connection with investments and acquisitions. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.